REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of March 30, 1999, by and among IMAGING DIAGNOSTIC SYSTEMS, INC., a Florida corporation (the "Company"), and the undersigned, (the "Subscriber").

 .        W I T N E S S E T H

         WHEREAS, pursuant to Subscription Agreement (the "Subscription Agreement"), by and among the Company and the Subscriber, the Company has agreed to sell and the Subscriber has agreed to purchase an aggregate of 138 Series I, Convertible Preferred Shares (the "Shares"), at $10,000 per Share, of the Company convertible into shares of the Company's Common Stock, no par value per share (the "Common Stock") upon the terms and conditions set forth in the accompanying Subscription Agreement; and

         WHEREAS, pursuant to assignment agreements between the Subscriber and Goodland International Investments, Ltd. and the Subscriber and Weyburn Overseas, Ltd. , the Subscriber has agreed to purchase an aggregate of 450 Series B Convertible Preferred Shares (the "Series B Shares"), of the Company convertible into shares of the Company's Common Stock, no par value per share; and

         WHEREAS, pursuant to a subscription agreement by and among the Company and the Subscriber, the Company has agreed to sell and the Subscriber has agreed to purchase an aggregate of $2,750,000 of convertible debentures (the "Debentures"), of the Company convertible into shares of the Company's Common Stock, no par value per share, subject to certain terms and conditions,; and

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Subscriber purchasing the Shares, the Series B Shares and the Debentures, the Company has agreed to provide the Subscriber with certain registration rights with respect to the Common Stock;

         NOW THEREFORE, in consideration of the mutual promises, representation, warranties, covenants and conditions set forth in the Subscription Agreement and this Registration Rights Agreement, the Company and the Subscriber agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

         "Closing Date" shall mean March 31, 1999.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean the Company's Common Stock, no par value per share.

         "Registrable Shares" shall mean (i) the Common Stock, (ii) any Common Stock of the Company issued or issuable in respect of the Shares, the Debentures issued to the Subscriber or the Series B Shares, or upon any stock split, stock dividend, recapitalization or similar event; provided, however, that shares of Common Stock or other securities shall no longer be treated as Registrable Shares if (a) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (b) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale or (c) they are available for sale under Rule 144 or otherwise, in the opinion of counsel to the Company, without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933 so that no transfer restrictions or restrictive legends will appear upon the Common Stock certificates following the consummation of such sale.

         The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933 and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement. Said registration shall include all amendments, post-effective amendments and supplements to any such registration statement as may be necessary under the Act and the regulations of the Commission to keep

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such registration effective with respect to the Registrable Shares until two (2)
years following the Closing Date.

         "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of one counsel for Subscriber, and the reasonable expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company). The Company shall not be responsible for any Underwriting fees or Commissions.

         The "Reserved Shares" shall mean the shares of Common Stock issuable upon conversion of the Shares that have been duly and validly reserved for issuance, and upon issuance which shall be duly and validly issued, fully paid, and non-assessable.

         The "Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Shares.

         2. REGISTRATION.

         (a) MANDATORY REGISTRATION. The Company shall use its best efforts to prepare and file with the SEC, no later than thirty (30) days after the Closing Date, a Registration Statement on Form S-2 (or any other available form), covering a sufficient number of shares of Common Stock for the Subscriber but in no event less than 100% of the number of shares of Common Stock into which the Shares, the Debentures issued to Subscriber and the Series B Shares would be convertible. Such Registration Statement shall state that, in accordance with the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from Stock splits, or stock dividends). If at any time after the Closing Date, the number of registered shares of common stock only covers 50% of the total number of shares of common stock that would be issuable upon conversion of the then remaining balances of the Shares, the Debentures issued to the Subscriber, and the Series B Shares, then the Company shall, within twenty (20) business days after receipt of written notice from any Subscriber, either (i) amend the Registration Statement filed by the Company pursuant to the preceding sentence, if such Registration Statement has not been declared effective by the SEC at that time, to register all shares of Common Stock into which the Shares may be converted, or (ii) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement on Form S-2 (or any other available form), to register the shares of Common Stock into which the Shares may be converted that exceed the aggregate number of shares of Common Stock already registered.

         (b) UNDERWRITTEN OFFERING. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Subscribers acting by majority in interest of the Registrable Shares subject to such underwritten offering shall have the right to select one legal counsel to represent their interests, and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. The Subscriber(s) who hold the Registrable Shares to be included in such underwriting shall pay all underwriting discounts and commissions and other fees and expenses of such investment banker or bankers and manager or managers so selected in accordance with this Section 2(b) (other than fees and expenses relating to registration of Registrable Shares under federal or state securities laws, which are payable by the Company pursuant to Section 5 hereof) with respect to their Registrable Shares and the fees and expenses of such legal counsel so selected by the Subscriber.

         (c) CERTAIN FEES. The Company shall pay cash liquidated damages as follows:

         (i) 1.0% of the principal amount of the Shares for each 30 day period, or portion thereof, that the registration ceases to remain effective during the "Registration Period" as defined in Section 3(a);

         (ii) 1.0% of the principal amount of the Shares if the Registration Statement covering this offering is not declared effective within 90 days following the Closing Date; and

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         (iii) 2.0% of the principal amount of the Shares for each 30 day period, or portion thereof, 120 days following the Closing Date that registration is not declared effective.

The above damages shall continue until the obligation is fulfilled, and shall be paid within 5 business days after each 30 day period. Failure of the Company to make payment within said 5 business days shall be considered a default. The Company acknowledges that its failure to meet any of its obligations under either Section 2(c) (i), (ii) or (iii) of this Agreement will cause the Subscriber to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to qualify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement and the Subscription Agreement.

         3. OBLIGATION OF THE COMPANY. In connection with the registration of the Registrable Shares, the Company shall do each of the following:

         (a) Prepare promptly, and file with the SEC within thirty (30) days of the Closing Date, a Registration Statement with respect to not less than the number of Registrable Shares provided in Section 2(a), above, and thereafter use its best efforts to cause each Registration Statement relating to Registrable Shares to become effective the earlier of (A) five business days after notice from the Securities and Exchange Commission that the Registration Statement may be declared effective, or (B) ninety (90) days after the Closing Date, and keep the Registration Statement effective at all times until two (2) years following the Closing Date (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

         (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares of the Company covered by the Registration Statement until such time as all of such Registrable Shares have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

         (c) Furnish to each Subscriber whose Registrable Shares are included in the Registration Statement and its legal counsel identified to the Company, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as the Subscriber may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Subscriber;

         (d) Use reasonable efforts to (i) register and qualify the Registrable Shares covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Subscriber(s) who hold a majority in interest of the Registrable Shares being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period,
(iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period, and
(iv) take all other actions reasonably necessary or advisable to qualify the Registrable Shares for sale in such jurisdictions: PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Company or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

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         (e) As promptly as practicable after becoming aware of such event, notify each Subscriber of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and uses its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Subscriber as such Subscriber may reasonably request;

         (f) As promptly as practicable after becoming aware of such event, notify each Subscriber who holds Registrable Shares being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

         (g) Use its commercially reasonable efforts, if eligible, either to (i) cause all the Registrable Shares covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Shares is then permitted under the rules of such exchange, or (ii) secure designation of all the Registrable Shares covered by the Registration Statement on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Shares on the NASDAQ National Market System; or if, despite the Company's commercially reasonable efforts to satisfy the preceding clause (i) or
(ii), the Company is unsuccessful in doing so, to secure NASD authorization and quotation for such Registrable Shares on either the SmallCap Market or the over-the-counter bulletin board and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Shares;

         (h) Provide a transfer agent for the Registrable Shares not later than the effective date of the Registration Statement;

         (i) Cooperate with the Subscribers who hold Registrable Shares being offered to facilitate the timely preparation and delivery of certificates for the Registrable Shares to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Shares to be in such denominations or amounts as the case may be, as the Subscribers may reasonably request and registration in such names as the Subscribers may request; and, within five (5) business days after a Registration Statement which includes Registrable Shares is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Shares (with copies to the Subscribers whose Registrable Shares are included in such Registration Statement) an appropriate instruction and opinion of such counsel; and

         (j) Take all other reasonable actions necessary to expedite and facilitate distribution to the Subscriber of the Registrable Shares pursuant to the Registration Statement.

The Company shall use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file amendments, post-effective amendments, and supplements appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act and the Regulations of the Commission) as may be so requested and as would permit or facilitate the sale and distribution of all or such Registrable Shares as are specified in such request.

         4. EXPENSES OF REGISTRATION. Except as set forth in this Agreement the Company shall bear all Registration Expenses incurred in connection with any registration, qualification or compliance of the Registrable Shares pursuant to this Agreement. All Selling Expenses shall be born by the Subscriber.

         5. REGISTRATION PROCEDURES. The Company shall advise the Subscriber of the initiation of a registration under the Agreement and as to the completion thereof. At its expenses the Company will:

                  (a) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the

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provisions of the Act and the Regulations of the Commission with respect to the disposition of securities covered by such registration statement; and

                  (b) CONCERNING THE SECURITIES.The issuance, sale and delivery of the Shares have been duly authorized by all required corporate action on the part of Company, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors' rights generally. At least 100% of the number of shares of Common Stock issuable upon conversion of the Shares, the Debentures issued to Subscriber and the Series B Shares, based upon the current price of the Company's Common Stock, have been duly and validly reserved for issuance and, upon issuance shall be duly and validly issued, fully paid, and non-assessable (the "Reserved Shares"). The Company shall use its best efforts to file within twenty (20) days additional Registration Statements and/or amendments thereto whenever the number of registered shares of common stock only covers 50% of the total number of shares of common stock that would be issuable upon conversion of the then remaining balances of the Shares, the Debentures issued to the Subscriber, and the Series B Shares.

         Prior to conversion of all the Shares, if at anytime the conversion of all the Shares outstanding results in an insufficient number of Reserved Shares being available to cover all the conversions, then in such event, the Company will move to call and hold a shareholder's meeting within 45 days of such event for the sole purpose of authorizing additional Shares to facilitate the conversions. In such an event the Company shall: (1) recommend its current or future officers, directors and other control people to vote their shares in favor of increasing the authorized number of shares of Common Stock and (2) recommend to all shareholders to vote their shares in favor of increasing the authorized number of shares of Common Stock . Company represents and warrants that under no circumstances will it deny or prevent Subscriber's right to convert the Shares as permitted under the terms of the Subscription Agreement or this Registration Rights Agreement.

         6. INDEMNIFICATION.

                  (a) The Company will indemnify and hold harmless the Subscriber, each of its stockholders, executives, employees, representatives, affiliates, officers, directors and partners, and each person controlling the Subscriber, with respect to which registration has been effected pursuant to this Agreement against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and will reimburse the Subscriber, each of its stockholders, executives, employees, representatives, affiliates, officers, directors and partners, and each person controlling the Subscriber for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided, however, that the indemnity contained in this Section 6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such Settlement is effected without the consent of the Company, and provided further that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Subscriber and stated to be specifically for use in the registration statement filed pursuant to this Agreement. The foregoing indemnity agreement is further subject to the condition that insofar as it relates to any untrue prospectus, such indemnity agreement shall not inure to the benefit of the foregoing unindemnified parties if copies of a final prospectus correcting the misstatement, or alleged misstatement, omission or alleged omission upon which such loss, liability, claim or damage is based is timely delivered to such indemnified party and a copy thereof was not furnished to the person asserting the loss, liability, claim or damage.

                  (b) The Subscriber will indemnify the Company, each of its stockholders, executives, employers, representatives, affiliates, directors, officers and each person who controls the Company within the meaning of the Act and the rules and regulations thereunder against all claims, losses, damages and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document incident to any such registration or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation of the Act or any rule of regulation thereunder applicable to the Company and will reimburse the Company, and its stockholders, executives, employers, representatives, affiliates, directors, officers, partners, persons, underwriters or control persons for any legal or any other expense reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the

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extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission or alleged omission) relating to such holder is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Subscriber and stated to be specifically for use therein; provided, however, that the obligations of the Subscriber shall be limited to an amount equal to the proceeds to the Subscriber and provided further that such indemnification obligations shall not apply if the Company modifies or changes to a material extent the written information furnished by such Holder.

                  (c) Each party entitled to indemnification under this Section 6 (an "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party, (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such indemnified party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         7. INFORMATION BY HOLDER OF REGISTRABLE SHARES. The Company's obligation to register the Registrable Shares shall be contingent upon the Subscriber's timely furnishing to the Company such information regarding the Subscriber and the distribution proposed by such holder of Registrable Shares as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

         8. TRANSFERS OR ASSIGNMENTS OF REGISTRATION RIGHTS. The Subscriber's rights under this Agreement to cause the Company to register the Registrable Shares may be transferred or assigned by the Subscriber only to affiliates of the Subscriber or to a purchaser of the Shares, or any portion of the Shares, in the principal amount of at least $50,000 or at least 50 Shares and such assignment shall only be effective upon delivery of written notice of such assignment to the Company within thirty (30) days of the assignment. Upon such assignment the assignee shall have all the rights and obligations of the Subscriber hereunder.

         9. MISCELLANEOUS.

         9.1 GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflict of laws principles.

         9.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         9.3 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

         9.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered by hand or by messenger or courier delivery service, addressed (a) if to the Subscriber, at the address listed in the Subscription Agreement or at such other address as the Subscriber shall have furnished to the Company in writing, or (b) if to the Company, at its executive office, or at such other address as the Company shall have furnished to the Subscriber in writing.

         9.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any Registrable Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power, or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiesce therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on

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the part of any holder of any breach or default under this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         9.6 COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. An executed facsimile counterpart of this Agreement shall be effective as an original.

         9.7 SEVERABILITY. In the case any provision of this agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.8 AMENDMENTS. This provision of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the owners of all of the Registrable Shares as of the date of such amendment or waiver.

         9.9 TERMINATION OR REGISTRATION RIGHTS.This Agreement shall terminate at such time as there ceases to be any outstanding Shares, Debentures issued to the Subscriber and Series B Shares.

         The foregoing Registration Rights Agreement is hereby executed as of the date first above written.

                                              IMAGING DIAGNOSTIC SYSTEMS, INC.

                                            By:____________________________

HOLDER OF THE SERIES B SHARES
CHARLTON AVENUE, LLC

By__________________________

HOLDER OF THE SERIES I SHARES
CHARLTON AVENUE, LLC


By__________________________

HOLDER OF THE CONVERTIBLE DEBENTURE
CHARLTON AVENUE, LLC


By__________________________


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